DEBT RESTRUCTURING AGREEMENT

I

PARTIES

THIS DEBT RESTRUCTURING AGREEMENT (the “Agreement”) is entered into as of the 30th day of September, 2018 (the “Effective Date”), by and between LANDSTAR, INC., a Nevada corporation (“LDSR”); and, BLUE CITI LLC, a New York limited liability company (“Blue Citi”). LDSR and Blue Citi are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. LDSR has previously issued in favor of Blue Citi a series of convertible promissory notes in the original total principal amount of Eight Hundred Ten Thousand Dollars ($810,000), which notes are collectively referred to herein as the “Convertible Notes”.

B. LDSR and Blue Citi have also previously entered into that certain Equity Purchase Agreement dated 5 February 2018 (the “Purchase Agreement”) providing for an “Equity Line”. In connection with the Equity Line, the Parties also entered into a Registration Rights Agreement (the “Registration Agreement”).

C. As part of the Equity Line, LDSR also issued to Blue Citi its convertible note dated 6 February 2018 in the original principal amount of $25,000 (the “Expense Note”).

D. Blue Citi believes that there currently exists a number of Events of Default under the Convertible Note, with all such alleged Events of Default referred to herein as the “Defaults”.

E. The Parties wish to cancel the Equity Line and restructure the debt represented by the Convertible Notes and the Expense Note.

F. Blue Citi is willing to waive its rights to remedy the Defaults provided that LDSR complies with the terms of this Agreement.

G. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

CANCELLATION OF THE EQUITY LINE

3.1 Cancellation. The Parties hereby agree that as of and on the Effective Date, the Parties have hereby cancelled the Equity Line. The Purchase Agreement and the Registration Agreement are each cancelled in their respective entirety and shall be of no further force and effect, and the Equity Line shall be completely null and void.

3.2 Commitment Shares. The obligation to issue the Commitment Shares to Blue Citi, as defined and provided for in Section 4.1.2. of the Purchase Agreement, is hereby null and void in all respects. The Commitment Shares will not be issued, and Blue Citi shall have no further right to receive the Commitment Shares.

3.3 Expense Note. Notwithstanding any other provision herein to the contrary, the Expense Note shall become part of the Consolidated Note, as provided for in Section 4.2, below. Once included as part of the Consolidated Note, the Expense Note shall be of no further force and effect, other than to represent the original issuance date of the Expense Note, which the Parties agree is 06 February 2018.

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IV

CONSOLIDATION OF OBLIGATIONS

4.1 Consolidated Debt. The Parties hereby that as of the Effective Date, the total amount owed by LDSR to Blue Citi under the Convertible Note and the Expense Note, including all interests and all other amounts (the “Consolidated Debt”) is Eight Hundred Twenty Nine Thousand Six Hundred Eighty Dollars ($829,680). The calculation of the Consolidated Debt is reflected and summarized on Exhibit 4.1, attached hereto and incorporated herein by reference.

4.2 Consolidated Note. Concurrent with the execution of this Agreement, LDSR shall issue and deliver to Blue Citi the Consolidated Note, in the form of Exhibit 4.2, attached hereto and incorporated herein by reference. The Consolidated Note, among other things:

(a) Represents the entire Consolidated Debt;

(b) completely replaces and supersedes Expense Note and each of the Convertible Notes, each of which shall be of no further force and effect;

(c) was issued in exchange for the Expense and the Convertible Notes.

4.3 No Continued Effectiveness. Except as to provide the original date of investment, the Expense Note and each of the Convertible Notes shall be null and void as of the Effective Date.

4.4 Amount Owed. The amount of principal owed under the Consolidated Note as of the Effective Date is hereby agreed to be the Consolidated Debt. After the Effective Date, interest shall accrue on the Consolidated Debt. No other imposition of any penalties, additional interest, or any other amounts shall be included in the Consolidated Debt. However, in the event of an Event of Default under the Consolidated Note after the Effective Date, then Blue Citi shall also be entitled to all remedies provided under the Consolidated Note.

4.5 Conversion Rights. All conversion rights under the Expense Note and the Convertible Notes are replaced by the Consolidated Note. The conversion discount shall be reduced from twenty-five percent (25%) to ten percent (10%).

4.6 Right of First Refusal. So long as any portion of the Consolidation Note remain outstanding, LDSR covenants and agrees that it will not, without first giving Blue Citi a right of first refusal, enter into any equity line of credit agreement with a third party, or any other arrangement or agreement having terms and conditions substantially comparable to the Equity Line. Agreement. For the avoidance of doubt, nothing contained in this Agreement shall restrict, or require the consent of Blue Citi for any agreement providing for the issuance or distribution of (or the issuance or distribution of) any equity securities pursuant to any agreement or arrangement that is not commonly understood to be an “equity line of credit”. LDSR shall deliver all written agreements and documents for any arrangement under this Section 4.6 no later than 20-days prior to proposed closing of said transaction. Blue Citi shall thereafter have the right to enter into the proposed transaction under the same terms and conditions up to and until the day prior to the proposed closing date.

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V

AGREEMENT TO WAIVE CLAIMS

Blue Citi hereby agrees to waive all Defaults, and all known and unknown claims arising under or related to the Equity Line, the Convertible Notes, and the Expense Note as of the Effective Date. Blue Citi will not exercise any of its rights and remedies as to any of the Defaults as of the Effective Date. Upon the occurrence of any subsequent Event of Default under the Consolidated Note after the Effective Date, Blue Citi shall be free to exercise all rights and remedies afforded Blue Citi under the Consolidated Note. The execution and delivery of this Agreement shall not: (a) give rise to any obligation on the part of Blue Citi to extend, modify, or waive any term or condition of the Consolidated Note in the future; (b) give rise to any defenses or counterclaims to the right of Blue Citi to compel payment or conversion of all amounts due under the Consolidated Note or to otherwise enforce its rights and remedies under the Consolidated Note; or, (c) establish a custom or course of dealing between or among LDSR and Blue Citi.

VI

REPRESENTATIONS AND WARRANTIES

6.1 LDSR. LDSR hereby represents and warrants to Blue Citi as follows as of the Effective Date:

(a) The execution, delivery, and performance of this Agreement by LDSR are within LDSR’s corporate power and have been duly authorized by all necessary corporate action.

(b) This Agreement constitutes a valid and legally binding agreement and obligation of LDSR, enforceable against LDSR in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and other laws affecting creditors’ rights generally and to general equitable principals.

(c) As of the Effective Date, the consummation by LDSR of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(i) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon LDSR or any of its assets;

(ii) Violate (i) the terms of the Articles of Incorporation or Bylaws of LDSR; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon LDSR or to which LDSR is subject; or

(iii) Accelerate or constitute an event entitling the holder of any indebtedness of LDSR to accelerate the maturity of such indebtedness or otherwise constitute an event of default under such indebtedness.

(d) LDSR is expressly not relying on any oral representations made by Blue Citi or any of its agents.

6.2 Blue Citi. Blue Citi hereby represents and warrants to LDSR as follows as of the Effective Date:

(a) Blue Citi is (i) an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933; (ii) experienced in making investments of the kind described in this Agreement and the related documents; (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by LDSR or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in LDSR.

(b) The execution, delivery, and performance of this Agreement by Blue Citi are within Blue Citi’s powers and have been duly authorized by all necessary action.

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(c) This Agreement constitutes a valid and legally binding agreement and obligation of Blue Citi, enforceable against Blue Citi in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and other laws affecting creditors’ rights generally and to general equitable principals.

(d) As of the Effective Date, the consummation by Blue Citi of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(i) Violate any Requirement of Law applicable to or binding upon Blue Citi; or

(ii) Violate (i) the terms of the Articles of Organization or Operating Agreement of Blue Citi; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Blue Citi or to which Blue Citi is subject.

(e) Blue Citi is expressly not relying on any oral representations made by LDSR or any of its agents.

VII

ADDITIONAL PROVISIONS

7.1 Executed Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. If any signature is delivered by Fax or E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed), with the same force and effect as an original. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

7.2 Entire Agreement. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, except as expressly set forth or referred to herein. This Agreement supersedes any and all (i) prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter herein; and, (ii) course of performance and/or usage of the trade inconsistent with any of the terms hereof.

7.3 Severability. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

7.4 Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Supreme Court of New York, New York County, shall be the sole jurisdiction and venue for the bringing of such action. This choice of venue provision shall also apply to the Consolidated Note, superseding any and all contrary provisions in the Consolidated Note. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

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7.5 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

7.6 Waiver. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

7.7 Recovery of Fees by Prevailing Party. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys’ fees and other costs and expenses, including expert witness fees, of the prevailing Party in such amount as the court shall determine, as well as same incurred by the prevailing Party in enforcing, or on appeal from, a judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

7.8 Recitals. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

7.9 Amendment. This Agreement may be amended or modified only by a writing signed by all Parties.

7.10 Successors and Assigns. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. This Agreement is assignable by Blue Citi to the same extent as provided for under the Note.

7.11 Provision Not Construed Against Party Drafting Agreement. This Agreement is the result of negotiations by and between the Parties; is the product of the work and efforts of all Parties; and, shall be deemed to have been drafted by all Parties. Each Party has had the opportunity to be represented by independent legal counsel of its choice. In the event of a dispute, no Party may claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

7.12 Agreement Provisions, Exhibits, and Schedules. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

7.13 Further Assurances. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 7.13.

7.14 Notices.

7.14.1. Method and Delivery. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, twenty-four (24) hours after transmission; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

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7.14.2. Consent to Electronic Transmission. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of this Agreement, “Electronic Transmission” means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

7.14.3. Address Changes. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 7.14.

7.15 Best Efforts. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 7.15 shall not include any obligation to incur substantial expense or liability.

7.16 Definitional Provisions. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words “hereof”, “herein”, “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to “Dollars” or “$” shall be construed as being United States Dollars; (vi) the term “including” is not limiting and means “including without limitation”; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

VII

EXECUTION

IN WITNESS WHEREOF, this DEBT RESTRUCTURING AGREEMENT has been duly executed by the Parties and shall be effective as of Effective Date. Each of the Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

BLUE CITI:	LDSR:

BLUE CITI LLC,	LANDSTAR, INC.,
a New York limited liability company	a Nevada corporation

BY:	BY:
NAME:	NAME:
TITLE:	TITLE:
DATED:	DATED:

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EXHIBIT 4.1

CONSOLIDATED DEBT

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EXHIBIT 4.2

CONSOLIDATED NOTE

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